Exhibit 99.1

CET 21 spol. s r.o.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS AT 31 MARCH 2012 AND FOR THE THREE MONTHS THEN ENDED

TABLE OF CONTENTS

Unaudited Condensed Consolidated Balance Sheets as at March 31, 2012 and December 31, 2011	2
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income for the three months ended March 31, 2012 and 2011	3
Unaudited Condensed Consolidated Statements of Equity for the three months ended March 31, 2012 and 2011	4
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2012 and 2011	5
Notes to Unaudited Condensed Consolidated Financial Statements	6

CET 21 spol. s r.o.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000’s)

	March 31, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	42,251	55,146
Accounts receivable, net (Note 6)	64,250	51,687
Program rights, net (Note 5)	30,141	24,746
Prepaid programming	10,924	9,509
Other current assets (Note 7)	5,328	8,870
Total current assets	152,894	149,958

Non-current assets
Property, plant and equipment, net (Note 8)	83,292	79,992
Program rights, net (Note 5)	151,139	136,369
Goodwill (Note 3)	988,520	920,506
Broadcast licenses and other intangible assets, net (Note 3)	193,920	185,238
Other non-current assets (Note 7)	11,773	10,883
Total non-current assets	1,428,644	1,332,988

Total assets	1,581,538	1,482,946

	March 31, 2012	December 31, 2011
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities (Note 9)	66,734	71,365
Other current liabilities (Note 10)	14,005	4,846
Total current liabilities	80,739	76,211

Non-current liabilities
Long-term debt – related parties (Note 4)	315,732	294,250
Long-term debt – third parties (Note 4)	308,738	295,186
Other non-current liabilities (Note 10)	42,852	41,147
Total non-current liabilities	667,322	630,583

EQUITY
Share capital	22	22
Additional paid in capital	529,684	529,684
Retained earnings	117,191	113,776
Accumulated other comprehensive income	186,803	132,875
Total CET 21 spol. s r.o. shareholders' equity	833,700	776,357
Noncontrolling interest	(223)	(205)
Total equity	833,477	776,152

Total liabilities and equity	1,581,538	1,482,946

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

CET 21 spol. s r.o.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(US$ 000’s)

	For the three months ended

	March 31, 2012	March 31, 2011
Net revenues	72,422	78,851
Operating expenses:
Operating costs	12,324	15,596
Cost of programming	32,333	35,685
Depreciation of property, plant and equipment	4,007	5,097
Amortization of broadcast licenses and other intangibles (Note 3)	3,699	4,347
Cost of revenues	52,363	60,725
Selling general and administrative expenses	11,137	9,567
Operating income	8,922	8,559
Interest income	95	53
Interest expense (Note 11)	(13,993)	(16,164)
Foreign currency exchange gain, net	9,726	6,900
Change in fair value of derivatives (Note 12)	236	369
Other (expense) / income	(10)	11
Income / (loss) before provision for income taxes	4,976	(272)
Provision for income taxes	(1,564)	(645)
Net income / (loss)	3,412	(917)
Net loss attributable to noncontrolling interest	3	6
Net income / (loss) attributable to CET 21 spol. s r.o.	3,415	(911)

Net income / (loss)	3,412	(917)
Currency translation adjustment	53,913	69,309
Comprehensive income	57,325	68,392
Comprehensive loss attributable to noncontrolling interest	(18)	(6)
Comprehensive income attributable to CET 21 spol. s r.o.	57,343	68,398

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

CET 21 spol. s r.o.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EQUITY
(US$ 000’s)

	Share capital	Additional paid in capital	Retained earnings	Accumulated other comprehensive income	Noncontrolling interest	Total Equity
Balance, December 31, 2011	22	529,684	113,776	132,875	(205)	776,152
Net income / (loss)	-	-	3,415	-	(3)	3,412
Currency translation adjustment	-	-	-	53,928	(15)	53,913
Balance, March 31, 2012	22	529,684	117,191	186,803	(223)	833,477

	Share capital	Additional paid in capital	Retained earnings	Accumulated other comprehensive income	Noncontrolling interest	Total Equity
Balance, December 31, 2010	22	529,684	143,939	174,676	5	848,326
Net loss	-	-	(911)	-	(6)	(917)
Currency translation adjustment	-	-	-	69,309	-	69,309
Balance, March 31, 2011	22	529,684	143,028	243,985	(1)	916,718

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

CET 21 spol. s r.o.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000’s)

	For the three months ended

	March 31, 2012	March 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income / (loss)	3,412	(917)
Adjustments to reconcile net income to net cash generated from operating activities:
Depreciation and amortization	28,853	33,885
Loss / (gain) on disposal of fixed assets	91	(3)
Foreign currency exchange gain, net	(9,726)	(6,900)
Change in fair value of derivatives	(236)	(360)
Net change in:
Accounts receivable	(10,959)	6,112
Program rights	(36,151)	(35,474)
Other assets	434	(1,585)
Accounts payable and accrued liabilities	3,666	23,573
Income taxes payable	(110)	(550)
Other current liabilities	6,553	5,860
Net cash (used in) / generated from operating activities	(14,173)	23,641

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(2,961)	(2,337)
Proceeds from disposal of property, plant and equipment	14	3
Net cash used in investing activities	(2,947)	(2,334)

CASH FLOWS FROM FINANCING ACTIVITIES:
Drawing of Revolving Credit Facility	-	-
Proceeds from credit facilities	-	-
Payments made on credit facilities	-	-
Payments made on loans from related parties	-	-
Distributions paid	-	-
Net cash used in financing activities	-	-

Impact of exchange rate fluctuations on cash	4,225	3,442

Net (decrease) / increase in cash and cash equivalents	(12,895)	24,749

CASH AND CASH EQUIVALENTS, beginning of period	55,146	29,868
CASH AND CASH EQUIVALENTS, end of period	42,251	54,617

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

CET 21 spol. s r.o.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Tabular amounts in US$ 000’s)

1.	ORGANIZATION AND BUSINESS

CET 21 spol. s r.o. (including its consolidated subsidiaries, the “CET Group”) is 99.996% owned by CME Media Enterprises B.V. (“CME BV”) and 0.004% owned by CME Investments B.V. (“CME Investments”), which are both wholly owned subsidiaries of Central European Media Enterprises Ltd. (“CME Ltd.”).

The CET Group was comprised of the following significant legal entities as at March 31, 2012:

Group Name	Effective Voting Interest	Jurisdiction of Organisation	Type of Affiliate

CET 21 spol. s r.o. (“CET 21”)		Czech Republic	Parent
Media Pro Pictures s.r.o. (“MPP Praha”)	100.00%	Czech Republic	Subsidiary
Čertova nevěsta, s.r.o. (“Certova nevesta”)	51.00%	Czech Republic	Subsidiary
CME Slovak Holdings B.V. (“CME Slovak Holdings”)	100.00%	Netherlands	Subsidiary
A.R.J., a.s.	100.00%	Slovak Republic	Subsidiary
MARKÍZA-SLOVAKIA, spol. s r.o. (“Markiza”)	100.00%	Slovak Republic	Subsidiary
Media Pro Slovakia, spol. s r.o. (“MPS”)	100.00%	Slovak Republic	Subsidiary
MEDIA INVEST, spol. s r.o.	100.00%	Slovak Republic	Subsidiary

CME Ltd., the ultimate parent of the CET Group, is a Bermuda corporation that was formed in June 1994 and its assets are held through a series of Dutch and Curaçao holding companies.  CME Ltd. is a media and entertainment company operating leading broadcast, production and distribution, and new media businesses in Central and Eastern Europe.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The functional currency of the CET Group is the Czech Koruna. The condensed consolidated financial statements are presented in US Dollars (US$).

The main exchange rates against the US Dollar used in the preparation of the condensed consolidated balance sheets and condensed consolidated statements of operations are:

	Condensed consolidated balance sheets		Condensed consolidated statements of operations

	March 31, 2012	December 31, 2011	March 31, 2012	March 31, 2011
CZK	18.52	19.94	18.94	17.77
EUR	0.75	0.77	0.75	0.73

Basis of Presentation

The CET Group is an integrated part of CME Ltd. These unaudited condensed consolidated financial statements have been prepared on a “carve-out” basis from the consolidated financial statements of CME Ltd. to represent the financial position and performance of the CET Group as if it had existed on a stand-alone basis as at March 31, 2012 and for the three months ended March 31, 2012 and 2011. The unaudited condensed consolidated financial statements have been derived by extracting the assets, liabilities, revenues and expenses directly attributable to the CET Group from the assets, liabilities, revenues and expenses reflected in the accounting records of CME Ltd. on a legal entity basis.  The CET Group eliminates from its financial results all intercompany transactions between entities included in the condensed consolidated financial statements.

The unaudited condensed consolidated financial statements included herein may not necessarily be indicative of the CET Group’s financial position, results of operations, or cash flows had the CET Group operated as a separate entity during the periods presented or for future periods.

These unaudited condensed consolidated financial statements reflect all of the assets, liabilities, revenues, expenses, and cash flows of the CET Group after the elimination of intergroup accounts and transactions. The CET Group consolidates the financial statements of entities in which it holds at least a majority voting interest and entities in which it holds less than a majority voting interest but over which it has the ability to exercise control. Entities in which the CET Group holds less than a majority voting interest but over which it exercises significant influence are accounted for using the equity method. Other investments are accounted for using the cost method. The CET Group’s investments are reviewed annually for impairment, or whenever events or changes in circumstances indicate that the carrying value of the investment may not be recoverable.

The preparation of the condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year.  Actual results could differ from those estimates.

The accompanying unaudited condensed consolidated financial statements for the three months ended March 31, 2012 do not include all of the information and note disclosures required by US GAAP. Amounts as of December 31, 2011 included in the unaudited condensed consolidated financial statements have been derived from audited consolidated financial statements of the CET Group as of that date. The significant accounting policies have not changed since December 31, 2011.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with US GAAP. The condensed consolidated results of operations for interim periods are not necessarily indicative of the results to be expected for a full year.

Program Rights

During the third quarter of 2011, we concluded a comprehensive examination of the appropriateness of our purchased program rights policy. This review included a study of the relative value generated by all runs of a license in past periods. It was concluded that the existing allocation for films and series with an estimated two runs of 65% on showing the first run and 35% on showing the second run was still appropriate. However, past performance showed that content with an estimated three runs generated more relative value on the third run than our previous estimate. Consequently, from July 1, 2011 these titles were amortized 50% on showing the first run, 28% on showing the second run and 22% on showing the third run. The impact of this change is a lower amortization charge of approximately US$ 0.9 million in the three months ended March 31, 2012.

Goodwill

On January 1, 2012, we adopted guidance issued in September 2011 to simplify how entities test goodwill for impairment by providing an option to first assess qualitative factors to determine whether the existence of events or circumstances indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is not necessary. The adoption of this guidance may impact how we perform our goodwill testing, but not the amount of impairment recognized in the financial statements if goodwill is found to be impaired.

Financial Instruments

On January 1, 2012, we adopted guidance issued in May 2011, which represents clarifications of common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with U.S. GAAP. It also includes instances where a particular principle or requirement for measuring fair value has changed. The adoption of this guidance did not have a material impact on our financial position, results of operations or cash flows, but did result in additional disclosure.

Fair value of financial instruments

The carrying value of financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities, and credit facilities approximate their fair value due to the short-term nature of these items.  The fair value of our long-term debt is included in Note 4, “Debt”.

Recent Accounting Pronouncements

Guidance was issued in July 2012, which is intended to simplify how entities test indefinite-lived intangible assets for impairment by providing an option to first assess qualitative factors to determine whether the existence of events or circumstances indicates that it is more likely than not that the indefinite-lived asset is impaired. If an entity determines it is not more likely than not that the indefinite-lived intangible asset is impaired, then performing the two-step impairment test is not necessary. The guidance is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The adoption of this guidance may impact how we perform our impairment testing, but not the amount of impairment recognized in the financial statements if indefinite-lived intangible assets are found to be impaired.

3.	GOODWILL AND INTANGIBLE ASSETS

Changes in the carrying amount of the goodwill for the three months ended March 31, 2012 are as follows:

Goodwill:

Balance, December 31, 2011	$920,506
Foreign currency movement	68,014
Balance, March 31, 2012	$988,520

The CET Group did not have any accumulated impairment losses on goodwill as at March 31, 2012.

No goodwill is expected to be deductible for tax purposes.

Broadcast licenses and other intangible assets:

The net book value of the CET Group’s broadcast licenses and other intangible assets as at March 31, 2012 and December 31, 2011 is summarized as follows:

	Broadcast licenses	Trademarks	Customer Relationships	Other	Total
Balance, December 31, 2011	$121,734	$25,576	$37,611	$317	$185,238
Amortization	(2,532)	-	(1,167)	-	(3,699)
Foreign currency movements	8,997	1,821	1,469	94	12,381
Balance, March 31, 2012	$128,199	$27,397	$37,913	$411	$193,920

Broadcast licenses have an economic useful life of, and are amortized on a straight-line basis over, 13 to 20 years.

Customer relationships are deemed to have an economic useful life of, and are amortized on a straight-line basis over 14 years.  Trademarks have an indefinite life, with the exception of those acquired trademarks which we do not intend to use, which have an economic life of, and are being amortized over, between two and five years using the declining balance method.

The gross value and accumulated amortization of broadcast licenses and other intangible assets was as follows at March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011
Gross value	$298,938	$283,727
Accumulated amortization	(132,415)	(120,858)
Net book value of amortized intangible assets	$166,523	$162,869
Indefinite-lived intangible assets	27,397	22,369
Net book value of intangible assets	$193,920	$185,238

4.	DEBT

The CET Group’s total debt comprised the following as at March 31, 2012 and December 31, 2011:

	Carrying Value		Fair Value
	March 31, 2012	December 31, 2011	March 31, 2012	December 31, 2011
Original Notes	$227,052	$219,960	$236,418	$206,765
Secured revolving credit facility (b)	80,989	75,226	80,989	75,226
Capital leases (c)	697	-	697	-
Long-term debt to related parties (d-e)	315,732	294,250	321,145	271,895
	$624,470	$589,436	$639,249	$553,886

Long-term debt – third parties

	March 31, 2012	December 31, 2011
Original Notes	$227,052	$219,960
Secured revolving credit facility (b)	80,989	75,226
Capital leases (c)	697	-
Total long-term debt - third parties	$308,738	$295,186

Original Notes

On October 21, 2010, CET 21 issued EUR 170.0 million (US$ 227.1 million) of 9.0% Senior Secured Notes due 2017 (the “Original Notes”).  The Original Notes mature on November 1, 2017.

Interest is payable semi-annually in arrears on each May 1 and November 1. The fair value of the Original Notes as at March 31, 2012 and December 31, 2011 was calculated by multiplying the outstanding debt by the traded market price. This measurement of estimated fair value uses Level 2 inputs as described in Note 12, "Financial Instruments and Fair Value Measurements".

The Original Notes are secured senior obligations of CET 21 and rank equally with CET 21’s obligations under the Secured Revolving Credit Facility (defined below). The Original Notes rank pari passu with all existing and future senior indebtedness of CET 21 and are effectively subordinated to all existing and future indebtedness of our other subsidiaries. The amounts outstanding are guaranteed by CME Ltd. and by it’s wholly-owned subsidiaries Central European Media Enterprises N.V. (“CME NV”), CME BV, CME Investments, CME Slovak Holdings and Markiza and are secured by a pledge of the shares of CME NV, CME BV, CET 21, CME Slovak Holdings and MPP Praha, as well as an assignment of certain contractual rights. The terms of the Original Notes restrict the manner in which CET 21’s business is conducted, including the incurrence of additional indebtedness, the making of investments, the payment of dividends or the making of other distributions, entering into certain affiliate transactions and the sale of assets.

In the event that (A) there is a change in control by which (i) any party other than certain of CME Ltd.’s present shareholders becomes the beneficial owner of more than 35% of CME Ltd.’s total voting power; (ii) CME Ltd. agrees to sell all or substantially all of its operating assets; or (iii) there is a change in the composition of a majority of CME Ltd.’s Board of Directors; and (B) on the 60th day following any such change of control the rating of the Original Notes is either withdrawn or downgraded from the rating in effect prior to the announcement of such change of control, CET 21 can be required to repurchase the Original Notes at a purchase price in cash equal to 101.0% of the principal amount of the Original Notes plus accrued and unpaid interest to the date of purchase.

The Original Notes are redeemable at the option of CET 21, in whole or in part, at the redemption prices set forth below:

From:	Fixed Rate Notes Redemption Price
November 1, 2014 to October 31, 2015	104.50%
November 1, 2015 to October 31, 2016	102.25%
November 1, 2016 and thereafter	100.00%

Prior to November 1, 2013, up to 35.0% of the original principal amount of the Original Notes can be redeemed at a price of 109.0% of the principal amount, plus accrued and unpaid interest if certain conditions are met.

Certain derivative instruments, including redemption call options and change of control and asset disposition put options, have been identified as being embedded in the Original Notes but as they are considered clearly and closely related to the Original Notes, they are not accounted for separately.

Credit Facilities

(a) As at March 31, 2012, and December 31, 2011, there were no drawings outstanding under a CZK 300.0 million (approximately US$ 16.2 million) working capital credit facility with Factoring Česká spořitelna (“FCS”). This facility is secured by a pledge of receivables under a factoring agreement with FCS and is available indefinitely, subject to a three-month notice period. The facility bears interest at one-month PRIBOR plus 2.5% for the period that actively assigned accounts receivable are outstanding.

(b) On October 21, 2010, CET 21 entered into a five-year CZK 1.5 billion (US$ 81.0 million) secured revolving credit facility (the “Secured Revolving Credit Facility”) with BNP Paribas S.A., J.P. Morgan plc, Citigroup Global Markets Limited, ING and Česká spořitelna, a.s. (“CSAS”), as mandated lead arrangers and original lenders, BNP Paribas S.A., as agent, BNP Paribas Trust Corporation UK Limited, as security agent, and CME Ltd., CME NV, CME BV, CME Investments, CME Slovak Holdings and Markiza as the original guarantors. Interest under the facility is calculated at a rate per annum of 5.0% above Prague Interbank Offered Rate ("PRIBOR") for the relevant interest period (the applicable rate at March 31, 2012 and December 31, 2011 was 6.24% and 5.97%, respectively). The Secured Revolving Credit Facility will decrease to CZK 750.0 million (US$ 40.5 million) on the fourth anniversary of the signing date. Drawings under the facility by CET 21 are expected to be used for working capital requirements and for general corporate purposes. The Secured Revolving Credit Facility contains customary representations, warranties, covenants and events of default. The covenants include limitations on CET 21's ability to incur additional indebtedness, create liens, make disposals and to carry out certain other types of transactions. Drawings on the Secured Revolving Credit Facility amounted to CZK 1.5 billion (approximately US$ 81.0 million) as at March 31, 2012 and December 31, 2011. As at March 31, 2012, CET 21 had an interest rate swap to hedge the interest rate exposure on the future outstanding principal under the Secured Revolving Credit Facility (see Note 12, “Financial Instruments and Fair Value Measurements”).

(c) During the three months ended March 31, 2012, Markiza entered into capital lease contracts for the acquisition of property, plant and equipment.

Long-term debt - related parties
	March 31, 2012	December 31, 2011
Long-term debt - related parties (d-e)	$315,732	$294,250
Total long-term debt - related parties	$315,732	$294,250

(d) As at March 31, 2012 CET 21 owed CZK 5.4 billion (US$ 291.7 million) to CME Investments (December 31, 2011:  CZK 5.4 billion, US$ 291.7 million). The loan agreement was amended on November 3, 2010 so that the maturity date was extended from May 2, 2015 to March 1, 2018 and interest is payable at a fixed rate of 9.25% instead of 9.0%. An amount of CZK 1.5 billion (US$ 85.5 million at the date of repayment) of this loan was repaid in 2011.  Interest of CZK 124.9 million (US$ 6.6 million) and CZK 159.6 million (US$ 9.0 million) was incurred on this loan in the three months ended March 31, 2012 and 2011, respectively. Accrued interest of CZK 124.9 million (US$ 6.7 million) and CZK 125.8 million (US$ 6.3 million) was included within accounts payable and accrued liabilities as at March 31, 2012 and December 31, 2011, respectively.

(e) As at March 31, 2012, Markiza owed EUR 18.0 million (US$ 24.0 million) to CME Investments (December 31, 2011: EUR 18 million, US$ 24.0 million). The loan agreement was amended on November 5, 2010 so that the maturity date was extended from November 23, 2013 to March 1, 2018 and interest is payable at a fixed rate of 8.0% instead of 7.55%. An amount of EUR 3.0 million (US$ 4.1 million at the date of repayment) was repaid during 2011.  Interest of EUR 0.4 million (US$ 0.5 million) and EUR 0.4 million (US$ 0.6 million) was incurred on this loan in the three months ended March 31, 2012 and 2011, respectively. Accrued interest of EUR 0.4 (US$ 0.5 million) and EUR 0.4 million (US$ 0.5 million) was included within accounts payable and accrued liabilities as at March 31, 2012 and December 31, 2011, respectively.

The fair value of the long-term debt to related parties as at March 31, 2012 and December 31, 2011 was calculated as the present value of the future cash flows discounted using the rate of return an investor would have required on our debt with other terms substantially similar to the long-term debt to related parties. This measurement of estimated fair value uses Level 2 inputs as described in Note 12, "Financial Instruments and Fair Value Measurements".

BMG

CME BV has a cash pooling arrangement with Bank Mendes Gans (“BMG”), a subsidiary of ING Bank N.V. (“ING”), which enables CME BV and its wholly owned subsidiaries, including members of the CET Group, to receive credit in respect of cash balances which the wholly owned subsidiaries deposit with BMG. Cash deposited by CME BV’s subsidiaries with BMG is pledged as security against the drawings of other subsidiaries up to the amount deposited.

There were cash deposits made by the CET Group in the BMG cash pool of CZK 7.0 million (US$ 0.4 million) and CZK 7.0 million (US$ 0.4 million) as at March 31, 2012 and December 31, 2011, respectively.  There were no drawings as at March 31, 2012 and December 31, 2011.

At March 31, 2012, the maturity of our Original Notes, credit facilities and capital leases was as follows:

2012	$123
2013	195
2014	40,688
2015	40,679
2016	-
Thereafter	542,785
$624,470

The maturity schedule above includes capital lease commitments of US$ 0.7 million.

5.	PROGRAM RIGHTS

Program rights comprised the following at March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011
Program rights:
Acquired program rights, net of amortization	$102,074	$88,454
Less: current portion of acquired program rights	(30,141)	(24,746)
Total non-current acquired program rights	$71,933	$63,708

Produced program rights — Feature Films:
Released, net of amortization	894	506
In production	-	839
Produced program rights — Television Programs:
Released, net of amortization	65,982	55,161
Completed and not released	574	6,311
In production	8,577	7,309
Development and pre-production	3,179	2,536
Total produced program rights	79,206	72,661
Total non-current acquired program rights and produced program rights	$151,139	$136,369

6.	ACCOUNTS RECEIVABLE

Accounts receivable comprised the following as at March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011
Unrelated customers	$64,438	$52,196
Less allowance for bad debts and credit notes	(814)	(888)
Related parties	626	379
Total accounts receivable	$64,250	$51,687

Bad debt expense for the three months ended March 31, 2012 and 2011 was US$ 0.1 million and US$ 0.6 million, respectively.

At March 31, 2012, CZK 312.7 million (US$ 16.9 million) (December 31, 2011: CZK 719.9 million, US$ 36.1 million), of receivables were pledged as collateral under the Secured Revolving Credit Facility, the Original Notes and the factoring agreement. Of this amount, CZK 227.0 million (US$ 12.3 million) (December 31, 2011: CZK 545.8 million, US$ 27.4 million), of receivables were pledged as collateral under the factoring agreement (see Note 4, “Debt”).

7.	OTHER ASSETS

Other current and non-current assets comprised the following as at March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011
Current:
Other prepaid expenses	$1,793	$1,198
Income taxes recoverable	82	529
Deferred tax	683	1,256
VAT recoverable	-	3,593
Capitalized debt costs	2,572	2,184
Other	198	110
Total other current assets	$5,328	$8,870

	March 31, 2012	December 31, 2011
Non-current:
Deferred tax	$535	$498
Capitalized debt costs	11,181	10,383
Other	57	2
Total other non-current assets	$11,773	$10,883

Capitalized debt costs primarily comprise the costs incurred in connection with the issuance of the Original Notes (see Note 4, “Debt”), and are being amortized over the term of the Original Notes using the straight-line method, which approximates the effective interest method.

8.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment comprised the following as at March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011
Land and buildings	$72,960	$68,622
Machinery, fixtures and equipment	131,211	121,973
Other equipment	6,378	6,017
Software licenses	15,908	14,861
Construction in progress	9,267	8,131
Total cost	$235,724	$219,604
Less: Accumulated depreciation	(152,432)	(139,612)
Total net book value	$83,292	$79,992
Assets held under capital leases (included in the above):

	March 31, 2012	December 31, 2011
Machinery, fixtures and equipment	$207	$-
Construction in progress	577	-
Total cost	$784	$-
Less: Accumulated depreciation	(10)	-
Total net book value	$774	$-

Depreciation expense for the three months ended March 31, 2012 and 2011 was US$ 4.3 million and US$ 5.4 million, respectively.

9.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities comprised the following as at March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011
Accounts payable	$15,475	$22,208
Programming liabilities	18,097	23,256
Accrued interest payable	9,415	10,439
Accrued staff costs	7,598	9,167
Duties and other taxes payable	4,741	1,904
Accrued production costs	3,808	1,226
Authors’ rights	2,958	939
Accrued State Cinema fund costs	959	-
Accrued legal and professional fees	925	809
Income taxes payable	189	101
Other accrued liabilities	2,569	1,316
Total accounts payable and accrued liabilities	$66,734	$71,365

10.	OTHER LIABILITIES

Other current and non-current liabilities comprised the following as at March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011
Current:
Deferred revenue	$12,352	$3,530
Other	1,653	1,316
Total other current liabilities	$14,005	$4,846

	March 31, 2012	December 31, 2011
Non-current:
Deferred tax	$42,189	$40,438
Other	663	709
Total other non-current liabilities	$42,852	$41,147

11.	INTEREST EXPENSE

Interest expense comprised the following for the three months ended March 31, 2012 and 2011:

	For the three months ended March 31,
	2012	2011

Interest on long-term debt - related parties	$7,055	$9,567
Interest on credit facilities - third parties	1,332	669
Interest on Original Notes	5,032	5,247
	$13,419	$15,483

Amortization of capitalized debt costs	574	681

Total interest expense	$13,993	$16,164

12.	FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

ASC 820, “Fair Value Measurements and Disclosure”, establishes a hierarchy that prioritizes the inputs to those valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy are:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted instruments.

Level 2: Quoted prices in markets that are not considered to be active or financial instruments for which all significant inputs are observable, either directly or indirectly.

Level 3: Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

At March 31, 2012, the CET Group did not have any financial assets or liabilities carried at fair value using significant level 1 or level 3 inputs and the only instrument valued using level 2 inputs is the following interest rate swap agreement:

Interest Rate Swap

On February 9, 2010, CET 21 entered into an interest rate swap agreement with UniCredit Bank Czech Republic, a.s. (“UniCredit”) and CSAS, expiring in 2013, to reduce the impact of changing interest rates on our floating rate debt that is denominated in CZK. The interest rate swap is a financial instrument that is used to minimize interest rate risk and is considered an economic hedge. The interest rate swap has not been designated as a hedging instrument so changes in the fair value of the derivative are recorded in the condensed consolidated statement of operations and in the condensed consolidated balance sheet in other non-current liabilities.

The interest rate swap agreement is valued using a valuation model which calculates the fair value on the basis of the net present value of the estimated future cash flows. The most significant input used in the valuation model is the expected PRIBOR-based yield curve. This instrument is allocated to level 2 of the fair value hierarchy because the critical inputs to this model, including current interest rates, relevant yield curves and the known contractual terms of the instrument, are readily observable.

The fair value of the interest rate swap as at March 31, 2012 was a US$ 0.5 million liability, which represented a net decrease of US$ 0.2 million from the US$ 0.7 million liability as at December 31, 2011, which was recognized as a derivative gain in the condensed consolidated statement of operations.  A gain of US$ 0.4 million was recognized in the condensed consolidated statement of operations for the three months ended March 31, 2011.

13.	COMMITMENTS AND CONTINGENCIES

Commitments

a)  Programming Rights Agreements

At March 31, 2012, the CET Group had US$ 96.5 million of commitments in respect of future programming, including contracts signed with license periods starting after the balance sheet date. The amounts are payable as follows:

	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
Programming purchase obligations	$96,513	$28,766	$50,217	$17,530	$-

b) Operating Lease Commitments

For the three months ended March 31, 2012 and 2011, the CET Group incurred aggregate rent expense on all facilities of US$ 1.7 million and US$ 1.4 million, respectively.  Future minimum operating lease payments at March 31, 2012 for non-cancellable operating leases with remaining terms in excess of one year are payable as follows:

March 31, 2012

2012	$1,712
2013	1,094
2014	979
2015	778
2016	581
2017 and thereafter	1,951
Total	$7,095

c)  Factoring of Trade Receivables

CET 21 has a working capital credit facility of CZK 300 million (approximately US$ 16.2 million) with FCS. This facility is secured by a pledge of receivables under a factoring agreement with FCS. As at March 31, 2012 and December 31, 2011, there were no drawings under this facility (see Note 4, “Debt“ and Note 6, “Accounts Receivable“).

14.	RELATED PARTY TRANSACTIONS

CME Ltd. and subsidiaries

In the normal course of business the CET Group enters into transactions with other subsidiaries of CME Ltd described as follows:

Debt

The CET Group has entered into a variety of loan agreements with other companies owned by CME Ltd. These agreements (as well as outstanding balances under the agreements) are described in Note 4, “Debt”.

Sales and Purchases

The CET Group purchased programming and services from other members of the CME Ltd. group with a value of approximately US$ 3.8 million and US$ 0.2 million for the three months ended March 31, 2012 and 2011, respectively.  The total amount payable for these purchases was US$ 3.7 million and US$ 3.7 million at March 31, 2012 and 2011, respectively.

The CET Group provided services to other members of the CME Ltd. group with a value of approximately US$ 0.9 million and US$ 0.3 million for the three months ended March 31, 2012 and 2011, respectively.  The total amount receivable for these services was US$ 0.6 million and US$ 0.4 million as at March 31, 2012 and December 31, 2011, respectively.

Other Related Parties

CET 21 Group has entered into transactions with various organizations and individuals that are considered to be related parties: Adrian Sarbu, an executive director of CET 21 until April 17, 2012, CME Ltd.‘s President and Chief Executive Officer, a member of CME Ltd.‘s Board of Directors and beneficial owner of approximately 4.3% of CME Ltd.‘s outstanding shares of Class A common stock at March 31, 2012; and Time Warner Inc. (“Time Warner”), who is represented on CME Ltd.‘s Board of Directors and the beneficial owner of approximately 34.4% of CME Ltd.‘s outstanding shares of Class A common stock and Class B common stock at  March 31, 2012.

Adrian Sarbu

The CET Group purchased programming and services from companies related to or connected with Mr. Sarbu with a value of approximately US$ 8,000 and US$ nil for the three months ended March 31, 2012 and 2011, respectively. The total amount payable for these purchases was US$ 8,000 and US$ 9,000 as at March 31, 2012 and December 31, 2011, respectively.

Time Warner

CET Group purchased programming and services from companies related to or connected with Time Warner with a value of approximately US$ 0.5 million and US$ 10,000 for the three months ended March 31, 2012 and 2011, respectively. The total amount payable for these purchases was US$ 6.3 million and US$ 10.6 million as at March 31, 2012 and December 31, 2011, respectively. In the period from January to March 2012 and 2011, respectively, we sold services to companies related to or connected with Time Warner in amount of US$ 6,000 and US$ nil. As at March 31, 2012 and December 31, 2011 there were receivables of US$ 600 and US$ 2,000 outstanding from companies related to or connected with Time Warner.

15.	SUBSEQUENT EVENTS

On June 22, 2012, the directors of CET 21 approved a dividend distribution in amount of CZK 900 million (US$ 43.8 million). Out of the total declared dividend, CET 21 paid CZK 400 million (US$ 19.3 million) on June 27, 2012.

The CET Group has evaluated subsequent events through August 10, 2012, the date on which the CET Group’s unaudited condensed consolidated financial statements were available to be issued.